EXHIBIT 10.2

                 AGREEMENT AND ASSIGNMENT OF ROYALTY INTEREST

      This Agreement and Assignment of Royalty Interest (this "Agreement and Assignment") is entered into as of the 3rd day of February, 1998, by and between Jimmy R. Cole, Jr. ("Cole") and 5404339 and More Royalties Company, a Nevada corporation ("Assignee").

      WHEREAS, pursuant to that certain Royalty Agreement, effective January 1, 1994 (the "Royalty Agreement") between Cole and JRC/Concord Technologies, Inc., a Texas corporation ("Concord"), Cole is presently entitled to receive royalty payments (the "Royalty Interest") from Concord, arising from the assignment by Cole of all of his right, title and interest in, to and under the invention and technology covered by United States Patent Number 5,404,339 entitled "Retriever for a Seismic Streamer Cable" (the "Patent") to Concord; and

      WHEREAS Cole wishes to assign the Royalty Interest to Assignee, and Assignee wishes to purchase the Royalty Interest from Cole, pursuant to the terms of this Agreement and Assignment;

      NOW, THEREFORE, in consideration of the premises, the representations, warranties and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

      1. Cole represents and warrants to Assignee that he has not assigned, sold, or otherwise transferred any right, title or interests in, to or under the Royalty Agreement or the Royalty Interest to any other party and further represents and warrants to Assignee that no other party has acquired any right, title or interest or security in, to or under the Royalty Agreement or the Royalty Interest.

      2. Cole hereby assigns all right, title and interest in, to and under the Royalty Interest and the Royalty Agreement to Assignee.

      3. Assignee has, contemporaneously herewith, paid to Cole the sum of $3,000,000 in immediately available funds (the "Consideration"), which Cole hereby acknowledges.

      4. Cole and Assignee acknowledge and agree that the Consideration paid herewith is based on a preliminary estimated appraisal of the value of the Royalty Interest. Cole and Assignee agree that within 45 days of the date hereof, or as soon as practicable thereafter, the parties shall agree on the value (the "Agreed Value") of the Royalty Interest, which Agreed Value will not differ from the Consideration by more than 15%. If the Agreed Value is greater than the Consideration, then Assignee will

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pay to Cole the difference between the Agreed Value and the Consideration, and, if the Agreed Value is less than the Consideration, then Cole will pay to Assignee the difference between the Agreed Value and the Consideration; PROVIDED that the assignment made hereby shall be complete and final, and any claims by either party relating to a payment under this Section 4 shall be claims for damages only, and Cole shall not be entitled to rescission or any right whatsoever in, to or under the Patent, the Royalty Agreement or the Royalty Interest.

      5. Cole understands and agrees that as a result of this Agreement and Assignment he surrenders his rights to, and will not be entitled to, any further payments for any rights he may have or had related to, or arising from the assignment of the Patent, the Royalty Agreement or the Royalty Interest, other than rights to indemnification under Section 5 of the Royalty Agreement.

      6. A copy of this Agreement is being provided to Concord to effect notice to Concord of the transfer made hereby pursuant to the Royalty Agreement. Notices to the Assignee under the Royalty Agreement shall be delivered to:

                      5404339 and More Royalties Company
                                P.O. Box 50401
                            Henderson, Nevada 89016

      7. Cole agrees that upon request, and at no cost to himself, he will assist Assignee, its subsidiaries, successors, and assigns as necessary in regard to various clerical matters regarding the Patent, including, but not limited to, recording any future assignments.

      IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be executed on its behalf as of the date first above written.


                                         /s/ JIMMY R. COLE, JR.
                                             Jimmy R. Cole, Jr.

                       5404339 AND MORE ROYALTIES COMPANY

                                     by /s/ MONTE L. MILLER
                                            Monte L. Miller, Assistant Secretary

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    As wife of Jimmy R. Cole, Jr., I hereby consent to the disposition by my husband pursuant to this Agreement of the property interest disposed of by him hereby.

                             CHARLENE MARIE COLE (AS WIFE OF JIMMY R. COLE, JR.)

                                         /S/ CHARLENE COLE

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